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                                                                   EXHIBIT 4.22



                                FIRST SUPPLEMENT

                                       to

                                PLEDGE AGREEMENT

                                      among

                        AMERICAN MUTUAL HOLDING COMPANY,

                              GOLDMAN, SACHS & CO.,
                             as Call Option Holder,

                            THE CHASE MANHATTAN BANK,
                               as Collateral Agent

                                       and

                           FIRST UNION NATIONAL BANK,
                                  as Unit Agent









                            Dated September 20, 2000




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                          FIRST SUPPLEMENTAL AGREEMENT

     This First Supplemental Agreement (this "First Supplemental Agreement"), dated as of September 20, 2000, is among AMERICAN MUTUAL HOLDING COMPANY, an Iowa mutual insurance holding company ("AMHC"), as successor to AMERUS LIFE HOLDINGS, INC., an Iowa insurance holding company (the "Company"), GOLDMAN, SACHS & CO., as Call Option Holder (the "Call Option Holder"), THE CHASE MANHATTAN BANK, as Collateral Agent (the "Collateral Agent"), and FIRST UNION NATIONAL BANK, as Unit Agent (the "Unit Agent").

     WHEREAS, the Company and the Unit Agent entered into a Master Unit Agreement, dated as of July 27, 1998 (the "Master Unit Agreement"), in which the obligations of the Company under the Units are provided;

     WHEREAS, the Company, Call Option Holder, Collateral Agent and Unit Agent entered into a Pledge Agreement, dated as of July 27, 1998 (the "Pledge Agreement"), as provided by the Master Unit Agreement, whereby the QUIPS", Junior Subordinated Debentures or Treasury Securities that from time to time underlie the Units are pledged to the Collateral Agent to secure the obligations of the Holders of Units under the Purchase Contracts and Call Options that underlie such Units;

     WHEREAS, AMHC has executed a Plan of Conversion, dated as of December 17, 1999, pursuant to which AMHC will convert from a mutual insurance holding company into a stock holding company;

     WHEREAS, the Company and AMHC have entered into an Agreement and Plan of Merger, dated December 17, 1999, pursuant to which the Company will merge with and into AMHC, with AMHC continuing as the surviving company (the "Merger"); and

     WHEREAS, AMHC wishes to assume the obligations of the Company under the Pledge Agreement, pursuant to the requirements of Article Nine of the Master Unit Agreement, as authorized by Article Eight of the Master Unit Agreement and without the consent of the Holders.

     NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

Section 1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Unit Agreement and the Pledge Agreement.

Section 2. AMHC hereby agrees to assume the obligations of the Company, as its successor, under the Pledge Agreement and to be bound by the provisions of such agreement.



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Section 3.      This First Supplemental Agreement shall become effective as of the Effective Time (as defined in the Agreement and Plan of Merger referred to above) of the Merger.

Section 4. This First Supplemental Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

Section 5. This First Supplemental Agreement will be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Agreement as of the date set forth above.


                                    AMERICAN MUTUAL HOLDING COMPANY


                                    By:  /s/ Roger K. Brooks
                                         --------------------------------------
                                         Name:  Roger K. Brooks
                                         Title: Chairman, President and
                                                Chief Executive Officer


                                    GOLDMAN, SACHS & CO.,
                                    as Call Option Holder


                                    By:  /s/ Paul S. Efron
                                         --------------------------------------
                                         Name:  Paul S. Efron
                                         Title: Managing Director



                                    THE CHASE MANHATTAN BANK,
                                    as Collateral Agent and Securities
                                    Intermediary


                                    By:  /s/ L.O. Brien
                                         --------------------------------------
                                         Name:  L.O. Brien
                                         Title: Vice President

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                                    FIRST UNION NATIONAL BANK,
                                    as Unit Agent and as attorney-in-fact of the Holders from time to time of the Units


                                    By:  /s/ Shawn K. Bednasek
                                         --------------------------------------
                                    Name:  Shawn K. Bednasek
                                    Title:    Vice President



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